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
Contact: Curtis Swanson                      or Yvonne L. Zappulla
         President and CEO                      Managing Director
         RTIN Holdings, Inc.                    Wall Street Investor Relations Corp.
         903-295-6800                           212-714-2385
         investorrelations@rtinholdings.com     Yvonne@WallStreetIR.com
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      RTIN Holdings' Reports Third Quarter 2003 Earnings of $0.01 per Share

         Revenues increase112 percent over prior quarter to $5.7 million


Longview, TX - (PRNewsWire)-November 10, 2003 RTIN Holdings (OTC BB: RTNH), a medical communications and technology company, today reported revenues for the third quarter ended September 30, 2003 of $5.7 million compared to revenues of $2.7 million during the second quarter of 2003 and $264,000 of revenues for the third quarter of 2002. Revenues for the quarter consisted principally of $4.8 million generated by the Company's owned pharmacies, an increase of 233 percent over the prior quarter and licensing fees of $892,000, an increase of 49 percent over the prior quarter. In addition, the Company's royalty revenue, which was only recently initiated, increased 15 percent over the prior quarter to $23,000. A significant contributor to the RTIN's pharmacy growth during the quarter was the acquisitions on June 27, 2003 of Medex Systems, Inc. and Pegasus Pharmacy, Inc. On a pro forma basis, total revenues from owned pharmacies for the second quarter 2003, inclusive of the acquisitions, would have aggregated to $4.7 million, of which the acquisitions would have accounted for $2.1 million. Had the revenues from the acquired pharmacies been included in the second quarter, the Company's total revenues during the third quarter would have grown 19 percent over the prior quarter, which included eight facilities opened during the third quarter 2003 versus six facilities opened in the previous quarter, three of which were the acquired property additions.

RTIN reported a third quarter net income applicable to common stockholders of $160,000 or $0.01 per share versus a second quarter 2003 net income of $64,000 or $0.01 per share and on a pro form a basis, inclusive of the acquisition, the Company would have reported a net loss for second quarter 2003 of $(788,000) or $(0.04) per share. The Company reported a loss net of extraordinary expenses of $(318,000) or $(0.05) per share for the third quarter of 2002. Income generated during this third quarter 2003 was impacted by extraordinary expenses totaling approximately $218,000, related to the assimilation of the Medex Systems, Inc. and Pegasus Pharmacy, Inc. acquisitions. As of today, the acquisitions have been fully integrated and are expected to be accretive in the fourth quarter of 2003.

The Company's cost of goods sold in the third quarter was $3.2 million, resulting in a gross margin of $2.5 million or 44 percent of revenues. The increase in cost of goods sold was due primarily to a greater percentage of revenues attributed to pharmacy sales. Selling, general and administrative (SG&A) expenses for the third quarter were $1.4 million compared to $905,000 at the end of the prior quarter. SG&A in the third quarter included the additional operating costs of the acquired entities as well as legal and placement costs associated with the recent private placement.

Cash and marketable securities as of September 30, 2003 were $3.2 million compared to $3.8 million on June 30, 2003. The Company continues to carry no significant long-term debt. Net tax loss carry forwards were $11.3 million at the end of the third quarter 2003. Shares outstanding at the end of the quarter was 24,988,89793 versus 19,335,115 as of June 30, 2003. The increase in the shares outstanding occurred due to the conversion of outstanding convertible indebtedness in a settlement of litigation and the private placement of 600,000 units, each of which consists of two shares of common stock and one Series D 2003 Warrant.

Cutis Swanson, CEO of RTIN Holdings, commented, "During the quarter, we agreed to two licenses with market partners for Michigan and Montana, bringing our total market partner relationships to eight. To date, our market partners have opened six facilities; of which two were opened during the third quarter and another two were opened just two weeks ago. During the quarter, we have more than doubled our company-owned pharmacy revenues and have increased the number of stores generating revenues from three to eight. The company has dramatically increased the number of patient members from 24,000 last quarter to 59,000 in the third quarter, which equates to 280 doctor and support staff subscribers at quarter end. Year-to-date, we have filled 66,966 e-prescriptions."

Swanson continued, "RTIN has just completed a two-year sweeping corporate overhaul. We are a new company in a new industry with a new management team determined to deliver an innovative business model that is capable of generating high growth, high recurring revenues and high returns. Our work to refine the business model includes plans to change the company's name to Safescript Pharmacies, Inc., which we believe better reflects its leading-edge digital, acute care prescription writing and pharmacy fulfillment business. With approval from our shareholders, we hope to launch 2004 with a name change and increased share authorization in order to deliver on the stunning returns we believe our Company is capable of generating."


QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS
------------------------------------------

RTIN Holdings Proposes New Name: Safescript Pharmacies, Inc. Reflecting Company's New Era The company has embraced a highly effective digitally based, acute care pharmacy model and has completely disengaged from any of its previous holding-company operations and structure. As such, on October 17, 2003, the Board of Directors of RTIN Holdings began soliciting written consents from its shareholders to amend the Company's Articles of Incorporation to increase the authorized shares of RTIN from 25,000,000 shares of common stock to 50,000,000 shares of common stock and approve "Safescript Pharmacies, Inc." as the new name of the company. Shareholder written consents are being actively gathered today and are due no later than November 17, 2003. If shareholders approve this motion, a new CUSIP number and trading symbol will be assigned following the effective date of the name change.

RTIN Holdings Releases ZipScript(TM) Software Suite Version 2.0
On October 7, 2003, version 2.0 was released. The ZipScript(TM) software now enables physicians to assemble and send a regimen of prescriptions directly to the pharmacy simultaneously, thereby facilitating the ordering of multiple prescriptions from the same page. Additionally, the upgrade permits the physician to view patients' prescription history. Other significant new features include, the ability to send digital prescriptions outside the closed Safe Med Systems(SM) network and heightened control over delivery of Schedule II drugs. Given the significance of the version upgrade, the Company's physician representatives will revisit each doctor on the network to introduce them to the new features of the system and receive direct feedback."

Montana Market Partner Opens Its First SafeScript(SM) Pharmacy
Approximately  four months  after  signing  its  licensing  agreement  with RTIN
Holdings, Inc. and two and a half months after receiving the Montana Board of Pharmacy license, the first Montana Pharmacy opened on October 21, 2003. Peg Brownlee, the Pharmacist in charge of the Missoula facility commented, "Our goal at this facility is to process 500 prescriptions per day within the first year."

California Market Partner, eRXSYS, Opens Its First SafeScript(SM) Pharmacy
On October 20, 2003, the first SafeScript(SM) Pharmacy opened in California, located at 2431 L., North Tustin Ave., Santa Ana. The Orange County Pharmacy opened approximately four weeks after receiving the California Board of Pharmacy license and the DEA issued registration number.

Safe Med Systems to Provide Full Line E-Prescribing Services to LSU Health Science Center School of Medicine
During the quarter, RTIN Holdings was awarded the bid for e-prescribing services at LSU Health Sciences Center School of Medicine in Shreveport, LA.

Mid-America Pharmacies Opens First Pharmacy and Purchases License for Second
On August 11, 2003, market partner Mid-America Pharmacies opened their first pharmacy in Cedar Rapids, Iowa and paid the standard $20,000 license fee for their second unit in Davenport, Iowa

RTIN Holdings Announces Two New Company Owned Pharmacy Openings
On August 4, 2003, both Shreveport and Bossier City, Louisiana pharmacies were opened.

CORXSYSTEMS, Inc. Secures Market Partner License to Detroit, Michigan
On July 11, 2003, RTIN Holdings entered into an agreement with CORXSYSTEMS, INC. to license the rights to the Detroit, Michigan territory for $726,000. In addition to the up front licensing fee, the company will also receive the standard $20,000 for each pharmacy opened in these territories by CORXSYSTEMS, INC. as well as the standard four percent of gross revenues from each pharmacy location.

Private Placement Offering Completed August 26, 2003
The Company received proceeds of $1.5 million from two accredited investor groups through a private placement of the Company's restricted common stock and warrants. The offering consisted of 600,000 units priced at $2.50 per unit. Each unit is comprised of two restricted common shares and one Series D Warrant.

RTIN Holdings, Inc. Appoints Curtis A. Swanson as Chief Executive Officer
On July 2003, Curtis Swanson assumed the additional responsibility of Chief Executive Officer of RTIN Holdings, Inc. Since 2001, Mr. Swanson has served as the Company's President and Chief Operating Officer. Mr. Swanson joined the Company in 1990 as Chief Financial Officer and Director.


CONFERENCE CALL

The company has scheduled a conference call to discuss third quarter 2003 financial results with the investment community for 4:30 p.m. (EST) today.

Conference Call Details:

Date/Time: Monday, November 10, 2003--4:30 p.m. (ET)
Telephone Number: 800-340-9137
Reservation Number: 3580118

It is recommended that participants phone-in at least 10 minutes before the call is scheduled to begin. The conference call can also be accessed on the Internet through CCBN at WWW.COMPANYBOARDROOM.COM. A replay of the conference call in its entirety will be available approximately one hour after its completion for 48 hours by calling 800-642-1687 and entering the above reservation number.



About RTIN Holdings, Inc.
RTIN Holdings, Inc. is a public holding company with four operating subsidiaries, Safe Med Systems, Inc., MedEx Systems, Inc., Safescript Pharmacies, Inc. and Pegasus Pharmacies, Inc. Safe Med Systems, Inc. and MedEx Systems, Inc. are medical communications/technology companies that provide state-of-the-art, prescription units loaded with patent-pending software and secure, broadband wireless technology. Safescript Pharmacies, Inc. and Pegasus Pharmacies, Inc. are the preferred retail pharmacy providers that specialize in filling prescriptions generated by the Safe Med Systems and MedEx Systems technology. For additional information please visit our websites at www.rtinholdings.com and www.safemedinc.com

Certain statements in this news releases may constitute "forward-looking" statements within the meaning of section 21E of the Securities and Exchange Act of 1934. The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the newness of the Company, the Company's limited pharmacy base, lack of geographic diversification, the risks associated with expansion, a lack of marketing experience and activities, risks of licensing, development and construction delays, need for additional personnel, increases in operating and drug costs and availability of supplies, the possible need for additional financing, significant industry competition, government regulation, insurance claims and the ability of the Company to meet its stated business goals. Other risk factors are listed in the most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission. Such forward-looking statements involve risks, uncertainties, which may cause the actual results, performance, or achievement expressed or implied to differ.







                            Financials Attached Below

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

                               RTIN HOLDINGS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS



                                September 30, 2003        June 30, 2003   September 30, 2002
Revenue

Income - license                       $   891,667          $   600,000          $    20,000
Income - rentalIncome - Pharmacy       $ 4,733,402          $ 2,037,473          $   244,087
Income - Royalty                            23,000          $    20,304

Total Revenue                          $ 5,648,069          $ 2,657,777          $   264,087


op costs & Exp

COGS                                   $ 3,167,902          $ 1,325,631          $    81,633
G & A                                  $ 1,391,079          $   904,586          $   346,711
Dep &amort                             $   162,158          $   117,392          $    85,050

total op & Exp                         $ 4,721,139          $ 2,347,609          $   513,394


Non op exp

Loss Asset Impairment                  $   726,000          $   300,000          $         0
other expense                          $         0
other income                           ($   41,748)         ($    9,666)         ($  501,242)
interest income                                             ($   54,634)
interest exp                           $    82,305          $    10,862          $    68,500

Total Non Operating (Income) Expense   $   766,557          $   246,562          ($  432,742)

income before taxes                    $   160,373          $    63,606          $   183,435

Net Gain                               $   160,373          $    63,606          $   183,435
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

                               RTIN HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS


                                       September 30, 2003     December 31, 2002


Certificate of Deposit                       $    640,000          $    924,000
Cash                                              528,378                80,763
Inventory                                       1,613,957               187,223
Accts Rec                                       1,549,356               126,466
Note Receivable - Current Portion               1,423,317             1,309,021
Marketable Securities                           2,000,000                  --
Prepaid Expenses                                    9,606                  --
Interest Income Acc                                89,539                  --

Total Current                                   7,854,153             2,627,473



FFE                                             1,104,884                75,812
Vehicles                                           14,774                  --
Bldgs/L/H                                         111,757                 9,843
Deprec                                           (366,711)              (16,086)

Net Prop & Equip                                  864,704                69,569


Other Assets


Notes Receivable Less Current Portion           1,712,000             2,986,000
Non Marketable Securities                         341,376                  --
Allowance on Asset Impairment                  (1,026,000)                 --
Territories for Sale                            8,726,246                  --
Patents on Medical Technology                     500,000                  --
Deposits                                           86,260                 1,970
Cost of Technology                                780,803             1,130,963
Research and Development                          572,259                  --
Accumulated Amortization                         (553,363)                 --


Total                                        $ 11,139,581          $  4,118,933


Total Assets                                 $ 19,858,438          $  6,815,975

Liabilities & Equity

A/P                                          $  2,439,183          $    532,392
Accrued Exp                                       990,358               821,842
Current Portion of Notes Payable                  981,933               579,234
Current Cap Lease Obligation                      145,350                  --

Total Current                                   4,556,824             1,933,468

LTD

Notes Payable                                   1,072,568                  --
Cap Lease Obligations                              53,156                  --
Deferred Rent                                       9,658                  --

Total LTD                                       1,135,382                  --


Total Liabilities                               5,692,206             1,933,468

Shareholders' Equity


Common stock                                      249,889                98,185
APIC                                           25,933,653            16,090,847
Series A                                             --               1,996,301
Treasury                                         (868,002)             (868,002)
Retained -prior                               (12,424,055)          (12,434,824)
Retained - current                              1,274,747                  --


Total Shareholders' Equity                     14,166,232             4,882,507

Total Liabilities & Shareholders' Equity     $ 19,858,438          $  6,815,975